EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated June 23, 2000, relating to the statement of net assets as of December 31, 1999, of the SFX Entertainment Profit Sharing and 401(k) Plan which appears in the Annual Report on Form 11-K of the SFX Entertainment, Inc. Profit Sharing and 401(k) Plan for the year ended December 31, 2000.

                                                /s/ SCOTT GILDEA & COMPANY, LLP

New York, New York
November 28, 2001